Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 27, 2023, with respect to the financial statements of BNY Mellon Global Fixed Income Fund, a series of BNY Mellon Investment Funds I as of December 31, 2022, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York
April 24, 2023